Exhibit 3.2

BYLAWS OF

TANGER FACTORY OUTLET CENTERS, INC.

RESTATED TO REFLECT ALL AMENDMENTS THROUGH MAY 18, 2012

1.	Registered Office

The initial registered office of the Corporation shall be located at 1400 West Northwood Street, Greensboro, North Carolina, 27408 or at such other place within the State of North Carolina as may be designated by the corporation from time to time.

2.	Shareholders

2.1. Annual Meetings. The annual meetings of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and time as shall be fixed by the Directors from time to time.

2.2. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by the Directors, a substitute annual meeting may be called in the manner provided for the call of a special meeting in accordance with the provisions of Section 2.3 and a substitute annual meeting so called shall be designated as and shall be treated, for all purposes, as the annual meeting.

2.3. Special Meetings. Special meetings of the shareholders may be called at any time by the Directors, the Chairman of the Board of Directors, if any, the Vice Chairman of the Board of Directors, if any, the President, or by any officer instructed by the directors or the President to call the meeting. Only business within the purpose or purposes described in the notice of meeting may be conducted at a special meeting of shareholders.

2.4. Place of Meetings. All meetings of shareholders shall be held at such place, within or outside the State of North Carolina, as may be designated by the Directors from time to time.

2.5. Notice of Meetings. The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting. Such notice shall be no fewer than ten nor more than sixty days before the meeting date. Unless the North Carolina Business Corporation Act (the “Business Corporation Act”) or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Act or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation or the bylaws before or after the time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before it is voted upon.

If a meeting shall be adjourned for more than one hundred and twenty (120) days notice of such adjourned meeting shall be given as in the case of an original meeting and if the adjournment shall be for less than one hundred and twenty (120) days no notice thereof need be given except that such adjournment shall be announced at the meeting at which the adjournment is taken. A shareholder may waive any notice required for a meeting, either before or after the meeting, by a written waiver, signed by the shareholder and delivered to the Corporation to be filed with the corporate records or made a part of the minutes of the meeting.

2.6. Voting Lists. After fixing the record date for each meeting, the corporation shall prepare an alphabetical list of the names of the shareholders entitled to vote at such meeting. The list must be arranged by voting group (and within each voting group, by class or series of shares) and set forth the address of, and the number of shares held by, each shareholder. The shareholder list must be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given and continuing through the meeting at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or his agent or attorney, is entitled on written demand to inspect and, subject to the requirements of G.S. 55-16-02(c), to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the shareholders’ list available at the meeting, and any shareholder, or his agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment of the meeting.

2.7. Quorum; Adjournment. Unless the articles of incorporation or the Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

2.8. Voting. Directors are elected in accordance with the Amended and Restated Articles of Incorporation. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the articles of incorporation, a bylaw adopted by the shareholders, or the Business Corporation Act requires a greater number of affirmative votes.

A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. A telegram, telex, facsimile, or other form of wire or wireless communication appearing to have been transmitted by a shareholder, or a photocopy or equivalent reproduction of a writing appointing one or more proxies, shall be deemed a valid appointment form. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless a different period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as a shareholder. The extent of this recognition may be determined in the procedure.

2.9.	Notice of Shareholder Business and Nominations.

(a) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (a)(1) of this bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation that will become effective in respect of subsequent elections upon the occurrence of both (A) such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and (B) acceptance of such resignation by the Board of Directors; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, it if shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Shareholders. Only business within the purpose or purposes described in the notice of meeting may be conducted at a special meeting of shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(2) of this bylaw shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Unless the Business Corporation Act, the articles of incorporation or these bylaws require otherwise, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw, and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this bylaw, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

2.10. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

2.11. Action by Shareholders Without a Meeting. Any action required or permitted by the provisions of the Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting, if one or more written consents are signed by all the shareholders before or after such action, describing the action taken, are delivered to the corporation for inclusion in the minutes or filing with the corporate records. If the Business Corporation Act requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least ten days before the action is taken. The notice must contain or be accompanied by the same material that, under the Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action. Provided however, no action may be taken in lieu of convening an annual meeting of the shareholders which is in violation of the policies of the New York Stock Exchange.

2.12. Record Date for Action by Written Consent. In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the registered agent of the corporation at its corporation’s principal office shown in its most recent annual report on file in the office of the Secretary of State. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

2.13. Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 2.11, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with Section 2.11 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

2.14. Effectiveness of Written Consent. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earlier dated written consent was received in accordance with Section 2.10, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in Section 2.10.

2.15. Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting-the Chairman of the Board of Directors, if any, the Vice-Chairman of the board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

3.	Board of Directors

3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors.

3.2. Number Term of Office and Qualifications. A director need not be a shareholder, a citizen of the United States, or a resident of the State of North Carolina. The number of directors shall not be less than three nor more than fifteen. The number of directors may be fixed or changed, from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If not so fixed and subject to the provisions of Subparagraph (5) of Section H of Article II of the Amended and Restated Articles of Incorporation, the number of directors shall be five. After shares are issued, only the shareholders may change the range for the size of the Board of Directors or change from a variable-range number of directors to a fixed number of directors or vice versa.

3.3. Election, Term and Vacancy. The directors shall be elected at the annual meeting of shareholders in accordance with the Amended and Restated Articles of Incorporation. If a

vacancy occurs on the Board of Directors, including without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors, or by the sole director, remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A Director shall hold office until his or her resignation or removal or, if a Director is not reelected, until the earlier of (i) the election and qualification of the Director’s successor, or (ii) a decrease in the number of Directors.

3.4. Removal of Directors. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 55-8-08 of the Business Corporation Act.

3.5. Compensation of Directors. The Board may fix the compensation of directors, provided, however, that no person who is a full-time employee of the corporation shall receive any separate compensation for serving as a director of the corporation, other than reimbursement of their expenses, if any. The directors who are not officers of the corporation shall be paid their expenses, if any, and a fixed sum for their attendance at each meeting of the Board of Directors and each committee meeting. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.6. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. The creation of a committee and the appointment of members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required by the articles of incorporation or these bylaws to take such action under the provisions of Section 55-8-24 of the Business Corporation Act. The provisions of Sections 55-8-20 through 55-8-24 of the Business Corporation Act, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well. To the extent specified by the Board of Directors, the articles of incorporation, or these bylaws, each committee may exercise the authority of the Board of Directors under Section 55-8-01 of the Business Corporation Act except such authority as may not be delegated under the Business Corporation Act.

3.7. Transactions With Interested Directors. No transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers or are financially interested (“Interested Directors”) shall be either void or voidable for this reason alone, provided that such transaction shall be approved by a majority of the directors other than the Interested Directors present at the meeting of the Board of Directors or of the committee authorizing or confirming such transaction or otherwise complies with the provisions of the Business Corporation Act with respect to transactions with interested directors.

4.	Meetings of Directors

4.1. Regular Meetings. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

4.2. Special Meetings. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

4.3. Place of Meetings; Conference Telephone Meetings. The Board of Directors may hold regular or special meetings in or out of the State of North Carolina as such place shall be fixed by the Board. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by use of any means of communication by which all persons participating may simultaneously hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

4.4. Notice of Meetings and Waiver of Notice. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. The person or persons calling a special meeting of the Board of Directors shall, at least twenty-four (24) hours before the meeting, give or cause to be given notice thereof by any usual means of communication, including electronic means. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice required by the Business Corporation Act, the articles of incorporation, or by these bylaws before or after the date and time stated in the notice. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

4.5. Quorum and Manner of Acting. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting-the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

4.6. Action of Directors Without a Meeting. Action required or permitted by the Business Corporation Act to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents, signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

5.	Officers

5.1. General Provisions. The officers of the Corporation shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may, from time to time, appoint such other officers with such powers and duties as they shall deem necessary or desirable. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

5.2. Election, Term of Office and Qualifications. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualified or until his death, resignation or removal in the manner hereinafter provided.

5.3. Compensation. The compensation of all officers of the Corporation shall be fixed by or under the authority of the board of Directors, and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not itself create contract rights.

5.4. Removal. Any officer may be removed by the board at any time with or without cause; but such removal shall not itself affect the officer’s contract rights, if any, with the Corporation.

5.5. Resignation. Any officer may resign at any time by communicating his resignation to the corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer’s resignation does not affect the corporation’s contract rights, if any, with the officer.

5.6. Bonds. The Board of Directors may by resolution require any officer, agent or employee of the corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of such person’s respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

5.7. Vacancies. A vacancy in any office because of death, resignation, removal, or disqualification, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these bylaws for regular appointments or elections to such offices.

5.8. Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer from among the Chairman of the Board and the elected officers. Subject to the control of the Board of Directors, the Chief Executive Officer shall, in general, supervise and control all of the business and affairs of the Corporation. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer shall preside over the meetings of the Board of Directors and of the shareholders at which he shall be present.

5.9. Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer from among the elected officers. Said officer will have the responsibilities and duties as determined by the Board or the Chief Executive Officer.

5.10. Chief Financial Officer. The Board of Directors may designate a Chief Financial Officer from among the elected officers. Said officer will have the responsibilities and duties determined by the Board of Directors or the Chief Executive Officer.

5.11. Chairman and Vice Chairman of the Board. The Chairman of the Board shall preside over meetings of the Board of Directors and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman of the Board of Directors may execute any Deed, Mortgage, Bond, Contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to each of them by the Board of Directors.

5.12. President. In the absence of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, the President shall preside over meetings of the Board of Directors and of the shareholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer. The President may execute any Deed, Mortgage, Bond, Contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

5.13. Vice Presidents. The Board of Directors may designate an Executive Vice President from among the elected officers. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice-President, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.

5.14. Secretary. The Secretary shall: (a) keep the minutes of the meetings of shareholders, of the Board of Directors, and of all committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) maintain and authenticate the records of the Corporation and be custodian of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign with the President, or the Executive Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (e) maintain and have general charge of the share transfer books of the Corporation; (f) prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (g) attest the signature or certify the incumbency or signature of any officer of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

5.15. Assistant Secretaries. In the absence of the Secretary or in the event of the Secretary’s death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be prescribed by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice-President, certificates for shares of the Corporation.

5.16. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such depositories as shall be selected by or under the authority of the Board of Directors; (b) maintain appropriate accounting records as required by law; (c) prepare, or cause to be prepared, annual financial statements of the Corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each shareholder within 120 days after the end of such fiscal year; and (d) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

5.17. Assistant Treasurers. In the absence of the Treasurer or in the event of the Treasurer’s death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be prescribed by the Treasurer, by the President or by the Board of Directors.

6.	Contracts, Loans, Checks and Deposits.

6.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or to execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

6.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name, unless as authorized by the Board of Directors. Such authority may be general or confined to specific instances.

6.3. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

6.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as may be selected by or under the authority of the Board of Directors.

6.5. Exercise of Ownership Rights. Any share or other ownership interest in any other corporation, partnership or other entity which may from time to time be held by the Corporation may be represented and voted at any meeting of shareholders, partners or members of such other corporation, partnership or other entity by any officer duly authorized to so act on behalf of the Corporation by the Board of Directors or if no officer is so authorized, by either the Chief Executive Officer, the President or the Executive Vice President or by any proxy appointed in writing by the Chief Executive Officer, the President or the Executive Vice President.

Either of the Chief Executive Officer or the President is expressly authorized to act on behalf of the Corporation in carrying out and performing the duties and responsibilities of the Corporation as the general partner of Tanger Properties Limited Partnership (the “Operating

Partnership”) and, acting for the Corporation as general partner, either the Chief Executive Officer or the President shall have general charge of the business, affairs and property of the Operating Partnership and control over its agents and employees in accordance with the Operating Partnership Agreement.

7.	Certificates for Shares and Their Transfer

7.1. Certificate for Shares. The Board of Directors may authorize the issuance of some or all of the shares of the Corporation’s classes or series without issuing certificates to represents such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the board of directors. Certificates shall be signed, either manually or in facsimile, by the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the corporation. When shares are represented by certificates, the corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred certificates representing the shares owned by that shareholder. When shares are not represented by certificates then, within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred, a written statement of the information required by law to be on certificates.

7.2. Fractional Shares or Scrip. The corporation may issue fractions of a share or pay in money the value of fractions of a share; arrange for disposition of fractional shares by the shareholders; and issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled “scrip” and must contain the information required by subsection (b) of Section 55-6-25 of the Business Corporation Act. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the script holders.

7.3. Transfers of Shares. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates, if any, for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the articles of incorporation or these bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

7.4. Record Date for Shareholders. In order to determine the shareholders who are entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

8.	Indemnification.

8.1. General Indemnification of Officers and Directors. The corporation shall to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may be amended and supplemented, indemnify officers and directors whom it shall have power to indemnify under said provisions from and against any and all of the fees, expenses, charges, liabilities or obligations referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any other bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.2. Specific Indemnified. Without in any way limiting the indemnification provided in Section 8.1 hereof, the corporation shall indemnify and hold harmless each of the following described persons, including the estate or personal representative of such person, against any and all the liabilities and expenses described below:

(a) Any person who serves or has served as a director or officer shall be indemnified against (i) any liability for or obligation to pay expenses, including attorneys’ fees, as and when incurred by such person, in connection with any proceeding arising out of his status as a director or officer or any activities of such person in his capacity as a director or officer and (ii) any liability for or obligation to pay any judgment, settlement, penalty or fine (including an excise tax assessed with respect to an employee benefit plan) in any such proceeding; and

(b) Any person who serves or has served as a director or officer and who, at the request of the corporation, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan shall be indemnified against (i) any liability for or obligation to pay expenses, including attorneys’ fees, incurred by such person in connection with any proceeding arising out of his status as a director or officer of the corporation and\or as a director, officer, partner, trustee, employee or agent of such other corporation, partnership, joint venture, trust or other enterprise and\or as a trustee or administrator under an employee benefit plan or any activities of such person in any of such capacities and (ii) any liability for or obligation to pay any judgment, settlement, penalty or fine (including an excise tax assessed with respect to an employee benefit plan) in any such proceeding.

Provided however, such indemnification will not extend to any liability or expense such person may incur on account of his activities which, at the time taken, were known or believed by him to be clearly in conflict with the best interests of the corporation.

The term “proceeding” as used herein includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (and any appeal therein), whether formal or informal and whether or not brought by or on behalf of the corporation.

8.3. Board Assistance. The Board of Directors shall take all such action as may be necessary and appropriate to authorize the corporation to pay, and to have the corporation pay, the indemnification required by this Section 8. To the extent required by law, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

8.4. Contract Right; Reliance Upon Corporation’s Indemnification. Any person who at any time after the effective date of this bylaw serves or has served in a capacity that would entitle him to be indemnified under the foregoing provisions of this Section 8 shall be deemed to be serving and acting, or to have served and acted, in such capacity in reliance upon, and as consideration for, the corporation’s agreement to provide the indemnification described in this Section 8. Any such person, or his legal representative, shall have a right to require the corporation to provide the indemnification described herein. The rights provided in this Section 8 shall be contract rights fully enforceable by each beneficiary thereof, and shall be in addition to, and not exclusive of, any other right to indemnification provided by contract or under applicable law.

8.5. Expenses of Enforcing Indemnification. The corporation agrees to and shall reimburse any person for whom indemnification is provided pursuant to this Section for all reasonable costs, expenses and attorneys’ fees (including the costs of investigation and preparation) as and when incurred by such person in connection with the enforcement of such person’s right to the indemnification granted by this Section and shall advance such amounts to such person upon demand therefor. Such reimbursable amounts shall be recoverable in any action brought to enforce the right to the indemnification granted by this Section.

9.	General Provisions

9.1. Corporate Seal. The corporate seal shall be in such form as shall be required by law and as shall be approved from time to time by the Board of Directors.

9.2. Fiscal Year. The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

9.3. Statutory Notices to Shareholders. The Board of Directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, which may be required by any provision of law, and which, more specifically, may be required by Sections 55-16-20 and 55-16-21 of the Business Corporation Act.

9.4. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Charter or bylaws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

9.5. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation might provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

9.6. Amendments. The Board of Directors may amend or repeal these bylaws unless the articles of incorporation or the Business Corporation Act reserves this power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw. The shareholders may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the Board of Directors. A bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed only in accordance with the provisions of Section 55-10-22 of the Business Corporation Act.

9.7. Electronic Transactions. The Corporation may conduct any transaction or transactions by electronic means, and this provision shall constitute the agreement of the Corporation, its shareholders and directors to the conduct of transactions by electronic means.

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